CUSTODIAN AGREEMENT

AGREEMENT made as of February 28th, 2007, between Universal Life Insurance Company (the "Insurance Company") and Investors Bank & Trust Company, a Massachusetts trust company (the "Bank").

WHEREAS, the Insurance Company desires to place and maintain variable annuity assets in the custody of the Bank. The Bank has indicated its willingness to act as custodian of the portfolio securities and cash of the Insurance Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1. Bank Appointed Custodian. The Insurance Company hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Insurance Company agrees to pay to the Bank fees as may be agreed to from time to time in writing between the parties.

2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Insurance Company by appropriate resolution of its Manager, and set forth in a certificate as required by Section 4 hereof.

2.2 Book-Entry Paper. Book-Entry Paper shall mean any commercial paper held by the Bank in book-entry form.

2.3 Book-Entry System. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

2.4 Depository. Depository shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 ("Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Manager.

2.5 Issuers. Issuers shall mean any entity which issues commercial paper with whom the Bank has entered into a book-entry agreement.

2.6 Manager. The term Manager shall mean [the General Partner for Insurance Companys formed as Limited Partnerships; the Manager for Insurance Companys formed as LLCs]. The Manager or General Partner of each Insurance Company is set forth on the signature pages hereto.

2.7 Officers' Certificate. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Insurance Company.

2.8 Portfolio Security. Portfolio Security will mean any security owned by the Insurance Company.

2.9 Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Insurance Company shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The listing of authorized persons of the insurance company will be provided to the Bank. No other individual will be authorized in representation of the insurance company. The Insurance Company shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Insurance Company. The Insurance Company shall be responsible, at the Insurance Company's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act, the Insurance Company shall give the Bank specific Proper Instructions as to the action required. Upon receipt by the Bank of an Officers' Certificate as to the authorization by the Manager accompanied by a detailed description of procedures approved by the Insurance Company, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices; the Insurance Company hereby agrees that such procedures afford adequate safeguards for the Insurance Company's assets.

2.10 Security. The term security as used herein will have the same meaning assigned to such term in the Securities Act of 1933, as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest [illegible] n or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a n[illegible] ecurities exchange relating to a foreign currency, or, in general, any interest or instrum[illegible] known as a "security", or any certificate of interest or participation in, temporary or interin[illegible] for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

3. Separate Accounts. If the Insurance Company has more th[illegible] or portfolio, the Bank will segregate the assets of each series or portfolio to which this Agreeme[illegible] a separate account for each such series or portfolio containing the assets of such series o[illegible] d all investment earnings thereon). Unless the context otherwise requires, any referenc[illegible] greement to any actions to be taken by the Insurance Company shall be deemed to refer to the Insura[illegible] Company acting on behalf of one or more of its series, any reference in this Agreement to any assets of the Insurance Company, including, without limitation, any portfolio securities and cash and earnings thereon, shall be deemed to refer only to assets of the applicable series, any duty or obligation of the Bank hereunder to the Insurance Company shall be deemed to refer to duties and obligations with respect to such individual series and any obligation or liability of the Insurance Company hereunder shall be binding only with respect to such individual series, and shall be discharged only out of the assets of such series.

4. Certification as to Authorized Persons. The Secretary or Assistant Secretary of the Insurance Company will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of the names and signatures of the Authorized Persons, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Insurance Company will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Insurance Company which has been signed by Authorized Persons named in the most recent certification received by the Bank.

5. Custody of Cash. As custodian for the Insurance Company, the Bank will open and maintain a separate account or accounts in the name of the Insurance Company or in the name of the Bank, as Custodian of the Insurance Company, and will deposit to the account of the Insurance Company all of the cash of the Insurance Company, except for cash held by a subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Pursuant to the Bank's internal policies regarding the management of cash accounts, the Bank may segregate certain portions of the cash of the Insurance Company into a separate savings deposit account upon which the Bank reserves the right to require seven (7) days notice prior to withdrawal of cash from such an account. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding units of the Insurance Company, notification from the Insurance Company's transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Insurance Company, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

5.1 Purchase of Securities. Upon the purchase of securities for the Insurance Company, against contemporaneous receipt of such securities by the Bank or against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs registered in the name of the Insurance Company or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of Section 6 below, each payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper (as that term is defined in Section 6.6 hereof)) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made.

5.2 Redemptions. In such amount as may be necessary for the repurchase or redemption of common shares of the Insurance Company offered for repurchase or redemption in accordance with Section 7 of this Agreement.

5.3 Distributions and Expenses of Insurance Company. For the payment on the account of the Insurance Company of dividends or other distributions to shareholders as may from time to time be declared by the Manager, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Insurance Company.

5.4 Payment in Respect of Securities. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by the Insurance Company held by or to be delivered to the Bank.

5.5 Repayment of Loans. To repay loans, if any, of money made to the Insurance Company, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

5.6 Repayment of Cash. To repay cash, if any, delivered to the Insurance Company for the purpose of collateralizing the obligation to return to the Insurance Company certificates borrowed from the Insurance Company representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

5.7 Foreign Exchange Transactions.

(a) For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery (collectively, "Foreign Exchange Agreements")which may be entered into by the Bank on behalf of the Insurance Company upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Insurance Company deals or for their failure to comply with the terms of any contract or option.

(b) In order to secure any payments in connection with Foreign Exchange Agreements which may be entered into by the Bank pursuant to Proper Instructions, the Insurance Company agrees that the Bank shall have a continuing lien and security interest, to the extent of any payment due under any Foreign Exchange Agreement, in and to any property at any time held by the Bank for the Insurance Company's benefit or in which the Insurance Company has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Insurance Company authorizes the Bank, in the Bank's sole discretion, at any time to charge any such payment due under any Foreign Exchange Agreement against any balance of account standing to the credit of the Insurance Company on the Bank's books.

5.8 Other Authorized Payments. For other authorized transactions of the Insurance Company, or other obligations of the Insurance Company incurred for proper Insurance Company purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Manager signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Insurance Company, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

5.9 Termination: Upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

6. Securities.

6.1 Segregation and Registration. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, the Bank as custodian will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of the Insurance Company. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Insurance Company pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

The Insurance Company will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of the Insurance Company.

6.2 Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Insurance Company all notices, proxies and proxy soliciting materials delivered to the Bank with respect to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Insurance Company), but without indicating the manner in which such proxies are to be voted.

6.3 Corporate Action. If at any time the Bank is notified that an issuer of any Portfolio Security has taken or intends to take a corporate action (a "Corporate Action") that affects the rights, privileges, powers, preferences, qualifications or ownership of a Portfolio Security, including without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend, which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the Insurance Company promptly of the Corporate Action, the Response required in connection with the Corporate Action and the Bank's deadline for receipt from the Insurance Company of Proper Instructions regarding the Response (the "Response Deadline"). The Bank may, upon request, forward to the Insurance Company via telecopier and/or overnight courier all notices, information statements or other materials relating to the Corporate Action after receipt of such materials by the Bank.

(a) The Bank shall act upon a required Response only after receipt by the Bank of Proper Instructions from the Insurance Company no later than 5:00 p.m. (New York, New York local time) on the date specified as the Response Deadline and only if the Bank (or its agent or subcustodian hereunder) has actual possession of all necessary Securities, consents and other materials no later than 5:00 p.m. (New York, New York local time) on the date specified as the Response Deadline.

(b) The Bank shall have no duty to act upon a required Response if Proper Instructions relating to such Response and all necessary Securities, consents and other materials are not received by and in the possession of the Bank no later than 5:00 p.m. on the date specified as the Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or necessary Securities, consents or other materials are

received by the Bank after 5:00 p.m. (New York, New York local time) on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

(c) In the event that the Insurance Company notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

(d) Section 14.3(e) of this Agreement shall govern any Corporate Action involving Foreign Portfolio Securities held by a Selected Foreign Sub-Custodian.

(e) The Bank provides the ability for Insurance Companys to respond to Corporate Actions through electronic means using either (i) the Bank's InvestCaps function or (ii) appropriate SWIFT messaging. In the event any Insurance Company or its agent provides a Corporate Action Response <u>other</u> than by the aforementioned electronic means, the Bank shall not be responsible for any delay or failure to process such Response in a timely manner. In addition, the Bank may assess additional processing fees to cover the cost of manually processing Corporate Actions Responses provided to the Bank <u>other</u> than by the aforementioned electronic means.

6.4 <u>Book-Entry System</u>.

(a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

(b) The records of the Bank (and any such agent) with respect to the Insurance Company's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry the Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Insurance Company. Where securities are transferred to the Insurance Company's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Insurance Company a quantity of securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

(c) The Bank (or its agent) shall pay for securities purchased for the account of the Insurance Company or shall pay cash collateral against the return of Portfolio Securities loaned by the Insurance Company upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Insurance Company. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Insurance Company upon

(i) receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Insurance Company has been transferred to the Account; and

(ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Insurance Company. Copies of all advices from the Book-Entry System of transfers of securities for the account of the Insurance Company shall identify the Insurance Company, be maintained for the Insurance Company by the Bank and shall be provided to the Insurance Company at its request. The Bank shall send the Insurance Company a confirmation of any transfers to or from the account of the Insurance Company;

(d) The Bank will promptly provide the Insurance Company with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System;

6.5 Use of a Depository.

(a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Insurance Company all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

(b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

(c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of the Insurance Company and the Insurance Company shall pay cash collateral against the return of Portfolio Securities loaned by the Insurance Company only upon delivery of the Securities to or for the account of the Insurance Company; and upon any sale of Portfolio Securities, delivery of the Securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Insurance Company; and

(d) The Bank shall use its best efforts to provide that:

(i) The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

(ii) Proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Insurance Company;

(iii) Such Depository promptly forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Insurance Company's account;

(iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Insurance Company to comply with applicable recordkeeping requirements; and

(v) Such Depository delivers to the Bank all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the

Insurance Company may reasonably request in order to verify the Portfolio Securities held by such Depository.

6.6 Use of Book-Entry System for Commercial Paper. In maintaining procedures for Book-Entry Paper, the Bank agrees that:

(a) The Bank will maintain all Book-Entry Paper held by the Insurance Company in an account of the Bank that includes only assets held by it for customers;

(b) The records of the Bank with respect to the Insurance Company's purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Insurance Company which is included in the Book-Entry System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Insurance Company;

(c) The Bank shall pay for Book-Entry Paper purchased for the account of the Insurance Company upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Insurance Company;

(d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Insurance Company, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Insurance Company; and

(e) The Bank will send to the Insurance Company such reports on its system of internal accounting control with respect to the Book-Entry Paper as the Insurance Company may reasonably request from time to time.

6.7 Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Portfolio Securities are identified on the books of the Bank as belonging to the Insurance Company and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.8, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Insurance Company.

6.8 Options and Futures Transactions.

(a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

(i) The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Insurance Company regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among the Bank, any broker-dealer registered with the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Insurance Company, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

(ii) Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Insurance Company has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Insurance Company. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Insurance Company, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Insurance Company that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker or the Insurance Company against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Insurance Company that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Insurance Company.

(b) Puts, Calls and Futures Traded on Commodities Exchanges

(i) The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Insurance Company in accordance with the provisions of any agreement entered into upon the receipt of Proper Instructions among the Insurance Company, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Insurance Company.

(ii) The responsibilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(ii) of this Section 6.9 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

6.9 Segregated Account. The Bank shall establish and maintain a Segregated Account or Accounts for and on behalf of the Insurance Company.

(a) Cash and/or Portfolio Securities may be transferred into a Segregated Account upon receipt of Proper Instructions in the following circumstances:

(i) in accordance with the provisions of any agreement among the Insurance Company, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Insurance Company;

(ii) for the purpose of segregating cash or securities in connection with options purchased or written by the Insurance Company or commodity futures purchased or written by the Insurance Company;

(iii) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Insurance

Company's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Insurance Company's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

(iv) for the purposes of compliance by the Insurance Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

(v) for other proper corporate purposes, but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Manager, or of the executive committee of the Manager signed by an officer of the Insurance Company and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

(b) Cash and/or Portfolio Securities may be withdrawn from a Segregated Account pursuant to Proper Instructions in the following circumstances:

(i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

(ii) with respect to assets deposited pursuant to (a)(iii) or (a)(iv) above, for sale or delivery to meet the Insurance Company's obligations under outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

(iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

(iv) to the extent that the Insurance Company's outstanding forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Insurance Company's obligations thereunder are met from assets of the Insurance Company other than those in the Segregated Account;

(v) for delivery upon settlement of a forward commitment or when-issued agreement for the sale of Portfolio Securities; or

(vi) with respect to assets deposited pursuant to (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

6.10 Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Insurance Company of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Insurance Company appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Insurance Company and the responsibility of the

Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Insurance Company.

6.11 Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that any such transfer, exchange, delivery or release under this Section shall be made only upon receipt of Proper Instructions. The Proper Instructions shall state that such transfer, exchange or delivery is for a purpose permitted under the terms of this Section 6.11, and shall specify the applicable subsection, or describe the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection. After receipt of such Proper Instructions, the Bank will transfer, exchange, deliver or release Portfolio Securities only in the following circumstances:

(a) Upon sales of Portfolio Securities for the account of the Insurance Company, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

(b) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided, however, that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Security at least two business days prior to the date of tender;

(c) Upon conversion of Portfolio Securities pursuant to their terms into other securities;

(d) For the purpose of redeeming in-kind shares of the Insurance Company upon authorization from the Insurance Company;

(e) In the case of option contracts owned by the Insurance Company, for presentation to the endorsing broker;

(f) When such Portfolio Securities are called, redeemed or retired or otherwise become payable;

(g) For the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans, if any, made to the Insurance Company by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Insurance Company of the moneys borrowed, provided further, however, that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, Portfolio Securities may be released for that purpose without any such payment. In the event that any pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Insurance Company from the lender in accordance with

the normal procedures of the lender and any loan agreement between the Insurance Company and the lender that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

(h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

(i) for the purpose of delivering securities lent by the Insurance Company to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Insurance Company and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Insurance Company;

(j) for the purpose of moving Portfolio Securities deemed to be worthless so as to remove such Portfolio Securities from the Insurance Company, and the Insurance Company hereby agrees that in any such event it shall relinquish any and all ownership rights or entitlements to the designated Portfolio Securities or any future value thereof, to the Bank.

(k) for other authorized transactions of the Insurance Company or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Manager, signed by an authorized officer of the Insurance Company (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Insurance Company or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

(l) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

As to any deliveries made by the Bank pursuant to this Section 6.11, securities or cash receivable in exchange therefor shall be delivered to the Bank.

7. Redemptions. In the case of payment of assets of the Insurance Company held by the Bank in connection with redemptions and repurchases by the Insurance Company of outstanding common shares, the Bank will rely on notification by the Insurance Company's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Articles of Incorporation or Declaration of Trust and By-laws of the Insurance Company (the "Articles"), from assets available for said purpose.

8. Merger, Dissolution, etc. of Insurance Company. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Insurance Company into or the consolidation of the Insurance Company with another investment company, the sale by the Insurance Company of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Insurance Company and distribution of its assets, the Bank will, after the payment to the Bank of the fees through the end of the then current term of this Agreement and disbursements and expenses of the Bank, deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Insurance Company set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Manager authorizing any of the foregoing transactions. Upon

completion of such delivery and disbursement, this Agreement will terminate and the Bank shall be released from any and all obligations hereunder.

9. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives Proper Instructions to the contrary, the Bank will take the following actions without prior authorization or instruction of the Insurance Company or the transfer agent:

9.1 Endorse for collection and collect on behalf of and in the name of the Insurance Company all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Insurance Company and hold for the account of the Insurance Company all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

9.2 Present for payment all coupons and other income items held by it for the account of the Insurance Company which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Insurance Company;

9.3 Receive and hold for the account of the Insurance Company all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder.

9.4 Execute as agent on behalf of the Insurance Company all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Insurance Company's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

9.5 Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Insurance Company; and

9.6 Exchange interim receipts or temporary securities for definitive securities.

10. Collections and Defaults. The Bank will use reasonable efforts to collect any Insurance Companys which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Insurance Company notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Insurance Company in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal.

11. Maintenance of Records and Accounting Services. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement. The books and records of the Bank pertaining to its actions under this Agreement and

reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Insurance Company and will be preserved by the Bank.

The Bank shall perform fund accounting and shall keep the books of account and render statements or copies from time to time as reasonably requested by the Manager of the Insurance Company.

The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

12. Variable Annuity Evaluation

12.1 Variable Annuity Evaluation. The Bank shall compute and, unless otherwise directed by the Manager, determine as of the close of regular trading on the New York Stock Exchange on the last business day of each month on which said Exchange is open for unrestricted trading or such other accounting period, the net asset value of the fund, such determination to be made in accordance with the provisions of the Articles and By-laws of the Insurance Company and the Offering Memorandum relating to the variable annuity , as they may from time to time be amended, and any applicable resolutions of the Manager at the time in force and applicable; and promptly to notify the Insurance Company or such other persons as the Insurance Company may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the fund and in respect of liabilities of the fund not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Manager or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) and (iv) above.

13. Additional Services. In the event, the Insurance Company requests the Bank to perform any additional services for the Insurance Company, such services shall be set forth on Appendix A attached hereto. Appendix A may be amended from time to time upon agreement of the parties to include further additional services to be provided by the Bank to the Insurance Company, at which time the fees agreed to between the parties may be appropriately increased.

14. Duties of the Bank.

14.1 Performance of Duties and Standard of Care. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Insurance Company, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice.

The Bank will be under no duty or obligation to inquire into and will not be liable for:

(a) the validity of the issue of any Portfolio Securities purchased by or for the Insurance Company, the legality of the purchases thereof or the propriety of the price incurred therefor;

(b) the legality of any sale of any Portfolio Securities by or for the Insurance Company or the propriety of the amount for which the same are sold;

(c) the legality of an issue or sale of any common shares of the Insurance Company or the sufficiency of the amount to be received therefor;

(d) the legality of the repurchase of any common shares of the Insurance Company or the propriety of the amount to be paid therefor;

(e) the legality of the declaration of any dividend by the Insurance Company or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

(f) any property or moneys of the Insurance Company unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Insurance Company are such as may properly be held by the Insurance Company under the provisions of its Articles, By-laws, any federal or state statutes or any rule or regulation of any governmental agency.

14.2 Agents and Subcustodians with Respect to Property of the Insurance Company Held in the United States. The Bank may employ agents of its own selection in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

Upon receipt of Proper Instructions, the Bank may employ subcustodians selected by or at the direction of the Insurance Company to act as a custodian of the Insurance Company's assets with respect to property of the Insurance Company held in the United States. The Bank shall have no liability to the Insurance Company or any other person by reason of any act or omission of any such subcustodian and the Insurance Company shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any subcustodian. Upon request of the Bank, the Insurance Company shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Insurance Company shall pay all fees and expenses of any subcustodian.

14.3 Duties of the Bank with Respect to Property of the Insurance Company Held Outside of the United States.

(a) Appointment of Foreign Sub-Custodians. The Insurance Company hereby authorizes and instructs the Bank to employ as sub-custodians for the Insurance Company's Portfolio Securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories customarily used by Bank for such purposes (each, a "Selected Foreign Sub-Custodian"). The Bank's standard terms and conditions with respect to securities and cash held with such Selected Foreign Sub-Custodian will apply which may include the payment hereunder to the Bank of a cash management fee up to the amount of interest earned on any cash deposits with such Selected Foreign Sub-Custodian. Upon receipt of Proper Instructions, the Bank and the Insurance Company may agree to designate additional foreign banking institutions and foreign securities depositories to act as Selected Foreign Sub-Custodians hereunder. Upon receipt of Proper Instructions,

the Insurance Company may instruct the Bank to cease the employment of any one or more such Selected Foreign Sub-Custodians for maintaining custody of the Insurance Company's assets, and the Bank shall so cease to employ such sub-custodian as soon as alternate custodial arrangements have been implemented.

(b) Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Bank and the Insurance Company, assets of the Insurance Company shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as Selected Foreign Sub-Custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in subparagraph (d) hereof. Notwithstanding the foregoing, except as may otherwise be agreed upon in writing by the Bank and the Insurance Company, the Insurance Company authorizes the deposit in Euro-clear, the securities clearance and depository facilities operated by Morgan Guaranty Trust Company of New York in Brussels, Belgium, of Foreign Portfolio Securities eligible for deposit therein and the use of Euro-clear in connection with settlements of purchases and sales of securities and deliveries and returns of securities, until notified to the contrary pursuant to subparagraph (a) hereunder.

(c) Segregation of Securities. The Bank shall identify on its books as belonging to the Insurance Company the Foreign Portfolio Securities held by each Selected Foreign Sub-Custodian. Each agreement pursuant to which the Bank employs a foreign banking institution shall require that such institution establish a custody account for the Bank and hold in that account Foreign Portfolio Securities and other assets of the Insurance Company, and, in the event that such institution deposits Foreign Portfolio Securities in a foreign securities depository, that it shall identify on its books as belonging to the Bank the securities so deposited.

(d) Agreements with Foreign Banking Institutions. Each of the agreements pursuant to which a foreign banking institution holds assets of the Insurance Company (each, a "Foreign Sub-Custodian Agreement") shall be substantially in the form provided to the Insurance Company and shall provide that: (a) the Insurance Company's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (b) beneficial ownership of the Insurance Company's assets will be freely transferable without the payment of money or value other than for custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (c) adequate records will be maintained identifying the assets as belonging to the Bank; (d) officers of or auditors employed by, or other representatives of the Bank, including to the extent permitted under applicable law, the independent public accountants for the Insurance Company, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Bank; and (e) assets of the Insurance Company held by the Selected Foreign Sub-Custodian will be subject only to the instructions of the Bank or its agents.

(e) Access of Independent Accountants of the Insurance Company. Upon request of the Insurance Company, the Bank will use its best efforts to arrange for the independent accountants of the Insurance Company to be afforded access to the books and records of any foreign banking institution employed as a Selected Foreign Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institution under its Foreign Sub-Custodian Agreement.

(f) Reports by Bank. The Bank will supply to the Insurance Company from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Insurance Company held by Selected Foreign Sub-Custodians, including but not limited to an identification of

entities having possession of the Foreign Portfolio Securities and other assets of the Insurançe Company and advice of any transfers of assets into or out of the accounts of such Selected Foreign Sub-Custodians.

(g) Transactions in Foreign Custody Account. Transactions with respect to the assets of the Insurance Company held by a Selected Foreign Sub-Custodian shall be effected in accordance with the applicable Foreign Sub-Custodian Agreement. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Selected Foreign Sub-Custodian, the Insurance Company agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee.

Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account of the Insurance Company and delivery of Foreign Portfolio Securities maintained for the account of the Insurance Company may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

In connection with any action to be taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Securities (collectively, the "Rights"), the Bank shall promptly transmit to the Insurance Company such information in connection therewith as is made available to the Bank by the Foreign Sub-Custodian, and shall promptly forward to the applicable Foreign Sub-Custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from the Insurance Company pursuant to Proper Instructions. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Insurance Company is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Insurance Company or by the applicable Foreign Sub-Custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

(h) Liability of Selected Foreign Sub-Custodians. The Bank shall grant the Insurance Company a right of subrogation with regard to the rights of the Bank as they affect the Insurance Company under any applicable Foreign Sub-Custodian Agreement. The Insurance Company acknowledges that the Bank, as a participant in Euro-clear, is subject to the Terms and Conditions Governing the Euro-clear System (the "Terms and Conditions"), a copy of which has been made available to the Insurance Company. The Insurance Company acknowledges that pursuant to such Terms and Conditions, Morgan Guaranty Brussels shall have the sole right to exercise or assert any and all rights or claims in respect of actions or omissions of, or the bankruptcy or insolvency of, any other depository, clearance system or custodian utilized by Euro-clear in connection with the Insurance Company's securities and other assets.

(i) Tax Law. It shall be the responsibility of the Insurance Company to notify the Bank of the obligations imposed on the Insurance Company, or its partners or the Bank as the custodian of the Insurance Company by the tax law of any non-U.S. jurisdiction, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental

reporting. The sole responsibility of the Selected Foreign Sub-custodian with regard to such tax law shall be to use reasonable efforts to assist the Insurance Company with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Insurance Company has provided such information.

14.4 Taxes; Tax Services. The Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Insurance Company or the Bank as custodian of the Insurance Company by the tax laws of any jurisdiction. Neither the Bank nor any of the Bank's employees, officers or directors are acting as the Insurance Companys' tax experts. In the event the Bank provides any tax related services to a Insurance Company, such services are merely to provide calculations and information to be reviewed and approved by such Insurance Company and its agent's, including such Insurance Company's tax experts, and to implement such Insurance Company's tax policy decisions. As a result, the Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Insurance Company or the Bank as custodian of the Insurance Company by the tax laws of any jurisdiction (including any interest or penalties thereon), including but not limited to any loss or liability resulting from the Insurance Company failing to (i) provide the Bank with any relevant information regarding the Insurance Company's tax status, (ii) respond to requests for information or documentation regarding tax rates, eligibility for at-source tax relief, reclaims or other similar notifications or (iii) the Bank's calculation or review of, or the implementation of such Insurance Company's tax policy decisions.

14.5 Insurance. The B[illegible] e the same care with respect to the safekeeping of Portfolio Securities and cash of the Insura[illegible]ny held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Insurance Company.

14.6. Fees and Expenses of the Bank. For the services rend[illegible] by the Bank hereunder, the Insurance Company will pay to the Bank such fees at such rate as sha[illegible] reed upon in writing by the parties from time to time. The Insurance Company will also pay or r[illegible] e Bank from time to time for any transfer taxes p[illegible] upon any transfers made here[illegible] ssary proper disbursements, expen[illegible] harges made or incurred [illegible] e of this Agreement (including any duties listed on any Schedule hereto, if a[illegible] ny loss, liabilities or expense to the Bank as provided herein. T[illegible] bursement by the [illegible] Company for all reasonable expenses incu[illegible] of this Agree[illegible] any conversion or transfer work done in [illegible]

Fees and expenses will be calculated monthly. Fees and [illegible] to the [illegible] nk for any month may be charged [illegible] balance held by the Insurance Company beginning on the first (1st) business day after t[illegible] h based on in[illegible] mation then available. Fees charged to an account may result in an overdraft [illegible] bject to r[illegible] interest charges.

14.7 Advances by the Bank. The Ba[illegible] discretio[illegible] n behalf of the Insurance Company to make any payment pe[illegible] s Agreement [illegible] y proper authorization required by this Agreement for such payments by the Insurance Co[illegible] ld such a payment or payments, with advanced funds, resul[illegible] verdraft (d[illegible] to insufficienc[illegible] e Insurance Company's account with the Bank, or for any ot[illegible] his A[illegible] ment deems any such overdraft or related indebtedness a loan made by the Bank to [illegible] y payable on demand. Such overdraft shall bear interest at the current rate ch[illegible] such loans unless the Insurance Company shall provide the Bank with agreed up[illegible] nces. The Insurance Company agrees that the Bank shall have a continuing lien and securit[illegible] to the extent of any overdraft or indebtedness and to the extent required by law, in and to any property at any time held by it for the

Insurance Company's benefit or in which the Insurance Company has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Insurance Company authorizes the Bank, in the Bank's sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Insurance Company on the Bank's books.

15. Limitation of Liability.

15.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Insurance Company or any third party, and the Insurance Company shall indemnify and hold the Bank and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Bank or any Indemnified Party under this Agreement, except for any Claim resulting solely from the gross negligence, willful misfeasance or bad faith of the Bank or any Indemnified Party. Without limiting the foregoing, neither the Bank nor the Indemnified Parties shall be liable for, and the Bank and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

(a) Any act or omission by the Bank or any Indemnified Party in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Manager, telegram, telecopier, notice, request, certificate or other instrument reasonably believed by the Bank to genuine;

(b) Any act or omission of any subcustodian selected by or at the direction of the Insurance Company;

(c) Any act or omission of any Selected Foreign Sub-Custodian to the extent to which such Selected Foreign Sub-Custodian is not liable to the Bank;

(d) Any Corporate Action, distribution or other event related to Portfolio Securities which, at the direction of the Insurance Company, have not been registered in the name of the Bank or its nominee;

(e) Any Corporate Action requiring a Response for which the Bank has not received Proper Instructions or obtained actual possession of all necessary Securities, consents or other materials by 5:00 p.m. (New York, New York local time) on the date specified as the Response Deadline;

(f) Any act or omission of any European Branch of a U.S. banking institution that is the issuer of Eurodollar CDs in connection with any Eurodollar CDs held by such European Branch;

(g) Information relied on in good faith by the Bank and supplied by any Authorized Person in connection with the calculation of (i) the net asset value and public offering price of the units of the Insurance Company or (ii) the Yield Calculation; or

(h) Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation of computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

15.2 Notwithstanding anything to the contrary in this Agreement, in no event shall any party to this Agreement be liable to the Insurance Company or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder other than fees to be paid under this Agreement.

15.3 The indemnification contained herein shall survive the termination of this Agreement.

16. Termination.

16.1 The term of this Agreement shall be three (3) years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three (3) year terms (each a "Renewal Term") unless written notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

16.2 Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement by written notice of such violation from the non-violating party, provided that the violating party does not cure such violation or make substantial progress toward curing or remedying such violation within ninety (90) days of receipt of written notice of such violation, and further provided that such notice of violation may only be given within ninety (90) days of the date on which the non-violating party knew or should have known of such violation.

16.3 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by t[illegible]rance Company. The obligation of the Bank to deliver and transfer over the assets of the I[illegible]ce Company held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Insurance Company does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection 16.3, deliver the Portfolio Securities and ca[illegible]the Insurance Company held by the Bank to a bank or trust company of the Bank's ow[illegible]as a reported capital, surplus and undivided profits aggregating not less than $2,00[illegible] property of the Insurance Company under terms similar to those on which they w[illegible]whereupon such bank or trust company so selected by the Bank will become the [illegible] such assets of the Insurance Company with the same effect as though selected b[illegible] Man[illegible]r. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

16.4 Prior to the expiration of ninety (90) days after notice of termination has been given, the Insurance Company may furnish the Bank with an [illegible] Company advising that a successor custodian cannot be found willing and able to [illegible] and customary terms and that there has been submitted to the shareholders of the Insurance Co[illegible]uestion of whether the Insurance Company will be liquidated or will function without a custod[illegible]he Insurance Company held by the Bank. In that event the Bank will deliver the Portfolio [illegible]ash of the Insurance Company held by it, subject as aforesaid, in accordance with one of suc[illegible]lternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Insurance Company's Secretary and an opinion of counsel to the Insurance Company in form and content satisfactory to the Bank. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

16.5 The Fund shall reimburse the Bank for any reasonable expenses incurred by the Bank in connection with the termination of this Agreement. Such expenses are including but not limited to, trading costs, data feeds, and shipping and/or delivery costs.

16.6 At any time after the termination of this Agreement, the Insurance Company may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as custodian.

17. Confidentiality. Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

18. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (i) United States Postal Service registered mail, (ii) telecopier with written confirmation, (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

(a) In the case of notices sent to the Insurance Company to:

Universal Life Insurance Company
Attn: Chief Legal Counsel
Metro Office Park Lot#10
Guaynabo PR 00968

(b) In the case of notices sent to the Bank to:

Investors Bank & Trust Company
200 Clarendon Street, P.O. Box 9130
Boston, Massachusetts 02117-9130
Attention: Andrew Nesvet, Managing, Director - Client Management
With a copy to: Andrew Josef, Assistant General Counsel

or at such other place as such party may from time to time designate in writing.

19. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties.

20. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Insurance Company without the written consent of the Bank or by the Bank without the written consent of the Insurance Company, authorized and approved by its Manager; and provided further that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

21. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the State of Florida, without regard to conflict of laws provisions.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

23. Entire Agreement. This Agreement, together with its Appendices, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

24. Limitation of Liability. The Bank agrees that the obligations assumed by the Insurance Company hereunder shall be limited in all cases to the assets of the Insurance Company and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Insurance Company.

25. Non-exclusive Services. The Insurance Company understands that the Bank now acts and will continue to act as custodian of various investment companies and fiduciary of other managed accounts, and the Insurance Company has no objection to the Bank's so acting. In addition, it is understood that the persons employed by the Bank to assist in the performance of its duties hereunder may not devote their full time to such services and nothing herein contained shall be deemed to limit or restrict the right of the Bank or any affiliate of the Bank to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

26. Advice of Counsel. Each of the parties has had the opportunity to be represented or assisted by counsel in the negotiation and preparation of this Agreement. The parties agree that this Agreement is to be constructed as jointly drafted. Accordingly, this Agreement will be construed according to the fair meaning of its language, and the rule of construction that ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

27. Anti-Money Laundering.

(a) Insurance Company represents and warrants it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations.

(b) Insurance Company has adopted effective know-your-customer standards ("KYC") that are designed, at a minimum, to ensure that (i) Insurance Company knows the true identity and source of wealth of all its investors whose funds may flow through the Bank, and (ii) no funds transmitted to the Bank on behalf of the Insurance Company represent the proceeds of foreign corruption, come from other illicit activities, or are linked in any manner to money laundering, terrorism, or terrorist financing activities. Upon request, Insurance Company will provide Bank with documentation related to its KYC policies, procedures and process;

(c) Upon reasonable request, Insurance Company will provide to the fullest extent permitted by law, information and/or documentation that Bank reasonably believes is necessary for it (i) to assess the continued good standing and legitimate business existence of Insurance Company, (ii) to identify, or verify the identity of, any Insurance Company customer or any other party to which funds are sent or from which funds are received on behalf of the Insurance Company, and (iii) to determine the sources and uses of funds flowing through the Bank on behalf of the Insurance Company;

(d) To the fullest extent permitted by law, Insurance Company will promptly notify Bank should Insurance Company become aware that (i) any transactions or activities, or attempted transactions or activities, arising out of or related to the Insurance Company raise suspicions of money laundering, terrorism or terrorist financing, or other illicit activities, or (ii) any Insurance Company customers or related parties are engaged in or are suspected of having been engaged in money laundering, terrorist activities or terrorist financing, or other illicit activities.

(e) On an annual basis, Insurance Company will provide the Bank with an applicable certification as to its anti-money laundering compliance efforts and that the representations and warranties contained herein continue to be true and accurate.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

UNIVERSAL LIFE INSURANCE COMPANY

By: ______________________

Name:

Title:

INVESTORS BANK & TRUST COMPANY

By: ______________________

Name: Stephen DeSalvo

Title: Managing Director

INVESTORS LEGAL APPROVED

Anti-Money Laundering Disclosure. Important information about opening new accounts with the Bank: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each customer who opens an account. As a result, the Bank may ask for additional information related to the Insurance Company in order to verify the Insurance Company's identity as a customer. In addition to requesting a customer's name, address, date of birth (if applicable), and tax identification number or other documentation for foreign entities, we may also ask for other identifying documents such as trust or partnership agreements or the driver's license and/or passports for individuals and/or individuals responsible for the entity.

Appendices

Appendix A.. Additional Services